Exhibit 23.0

Consent of ParenteBeard LLC

Consent of Independent Registered Public Accounting Firm

Clifton Savings Bancorp, Inc.

Clifton, New Jersey

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-126611 and 333-113302) of Clifton Savings Bancorp, Inc. of our reports dated June 8, 2012, relating to the consolidated financial statements and the effectiveness of Clifton Savings Bancorp, Inc.’s internal control over financial reporting, which appear in this Annual Report on Form 10-K.

/s/ ParenteBeard LLC

Clark, New Jersey

June 8, 2012